FINISHMASTER INC. AND SUBSIDIARY

EXHIBIT 23.1-CONSENT OF INDEPENDENT AUDITORS




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of FinishMaster, Inc. on Form S-8 (File No. 333-564) of our report, dated February 18, 1997, on our audit of the consolidated financial statements and financial statement schedule of FinishMaster, Inc. as of December 31, 1996 and for the nine-month period ended December 31, 1996, which report is included in his Annual Report of form 10-K.



                                                           COOPERS & LYBRAND LLP


Grand Rapids, Michigan
March 27, 1997